Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2019 FOURTH QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, February 20, 2020 -- LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its fourth quarter ended December 31, 2019.

Net income available to common stockholders was $12.4 million, or $0.31 per diluted share, for the 2019 fourth quarter, compared with $30.6 million, or $0.77 per diluted share, for the same period in 2018. The decrease in net income available to common stockholders was primarily due to a net loss on sale during the 2019 fourth quarter, compared with a net gain on sale during the same period in 2018, an impairment loss from investment in unconsolidated joint ventures during the 2019 fourth quarter, and one-time non-recurring other income related to the write-off of a contingent lease incentive and related earn-out liability in the prior year, partially offset by higher rental income from acquisitions and completed developments.

Funds from Operations (“FFO”) was $32.4 million for the 2019 fourth quarter, compared with $32.1 million for the comparable 2018 period. FFO per diluted common share was $0.81 for the quarters ended December 31, 2019 and 2018. Excluding non-recurring items, FFO per diluted common share was $0.76 and $0.73 for the quarters ended December 31, 2019 and 2018, respectively. The improvement in FFO per diluted common share excluding non-recurring items, was primarily due to higher rental income during the 2019 fourth quarter as discussed above.

LTC completed the following transactions during the fourth quarter of 2019:

•	Acquired a 76-unit assisted living/memory care community in Auburn Hills, Michigan and an 80-unit memory care community in Sterling Heights, Michigan for an aggregate purchase price of $19.0 million, and entered into a 10-year master lease with an operator new to LTC’s portfolio at an initial cash yield of 7.4%, escalating 2% annually with four, five-year renewal options;

•	Sold a hurricane damaged property in Texas and recognized a $2.1 million net gain on property insurance proceeds. Additionally, as a result of this transaction, LTC recognized a net loss on sale of $0.8 million, resulting in a net gain of $1.3 million when combined with insurance proceeds;

•	Sold two non-revenue producing properties, a 160-bed skilled nursing center in Arizona and a 140-unit independent living community in Texas, for an aggregate sales price of $7.3 million, recognizing a cumulative loss of $3.8 million; and

•	Issued senior unsecured notes in the aggregate amount of $100.0 million to affiliates and managed accounts of PGIM, Inc. The notes bear interest at 3.85%, have scheduled principal payments and mature on October 20, 2031.The proceeds were used to paydown the Company’s unsecured line of credit.

Subsequent to December 31, 2019, LTC completed the following:

•	Acquired a 140-bed skilled nursing center in Texas for approximately $13.5 million, and entered into a 10-year master lease with an operator new to LTC’s portfolio with an initial cash yield of 8.5%, escalating 2% annually with two, five-year renewal options.

Conference Call Information

LTC will conduct a conference call on Friday, February 21, 2020, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to provide commentary on its performance and operating results for the quarter ended December 31, 2019. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, go to LTC’s website at www.LTCreit.com 15 minutes before the call to download any necessary software.

An audio replay of the conference call will be available from February 21 through March 6, 2020, and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10138686. Additionally, an audio archive will be available on LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC holds more than 200 investments in 28 states with 30 operating partners. The portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)		(audited)
Revenues:
Rental income	$38,189	$32,759	$152,755	$135,405
Interest income from mortgage loans	7,683	7,290	29,991	28,200
Interest and other income	591	3,538	2,558	5,040
Total revenues	46,463	43,587	185,304	168,645

Expenses:
Interest expense	7,578	7,215	30,582	30,196
Depreciation and amortization	9,817	9,396	39,216	37,555
Provision for doubtful accounts	13	11	166	87
Transaction costs	90	65	365	84
Property tax expense	4,189 (1)	—	16,755	—
General and administrative expenses	4,541	4,801	18,453	19,193
Total expenses	26,228	21,488	105,537	87,115

Other operating income:
(Loss) gain on sale of real estate, net	(4,630)	7,984	2,106	70,682
Operating income	15,605	30,083	81,873	152,212
Gain from property insurance proceeds	2,111 (2)	—	2,111 (2)	—
Impairment loss from investments in unconsolidated joint ventures	(5,500)	—	(5,500)	—
Income from unconsolidated joint ventures	415	761	2,388	2,864
Net income	12,631	30,844	80,872	155,076
Income allocated to non-controlling interests	(89)	(78)	(346)	(95)
Net income attributable to LTC Properties, Inc.	12,542	30,766	80,526	154,981
Income allocated to participating securities	(93)	(121)	(391)	(625)
Net income available to common stockholders	$12,449	$30,645	$80,135	$154,356

Earnings per common share:
Basic	$0.31	$0.78	$2.03	$3.91
Diluted	$0.31	$0.77	$2.02	$3.89

Weighted average shares used to calculate earnings per
common share:
Basic	39,588	39,501	39,571	39,477
Diluted	39,775	39,864	39,759	39,839

Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.28

(1)	The new income statement line item “property tax expense” is due to the impact of newly adopted Accounting Standard Codification 842, Leases (“ASC 842”). See Item 8. FINANCIAL STATEMENTS—Note 2. Summary of Significant Accounting Policies. in our Annual Report on Form 10-K for the year ended December 31, 2019 for further discussion.

(2)	Represents a net gain from property insurance proceeds related to a property that was sold during the fourth quarter of 2019.

Supplemental Reporting Measures

FFO and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2019		2018		2019		2018
GAAP net income available to common stockholders	$12,449		$30,645		$80,135		$154,356
Add: Depreciation and amortization	9,817		9,396		39,216		37,555
Add: Impairment loss from investments in unconsolidated joint ventures	5,500		—		5,500		—
Less: Gain on sale of real estate, net	4,630		(7,984)		(2,106)		(70,682)
NAREIT FFO attributable to common stockholders	32,396		32,057		122,745		121,229

Add: Non-recurring items	(2,111	)(1)	(3,074	)(2)	(1,535	)(5)	(3,074)
FFO attributable to common stockholders, excluding non-recurring items	$30,285		$28,983		$121,210		$118,155

NAREIT FFO attributable to common stockholders	$32,396		$32,057		$122,745		$121,229
Non-cash income:
Less: straight-line rental income	(889)		(921)		(4,487)		(9,550)
Add: amortization of lease costs	104		441		385		2,092
(Less)/Add: Other non-cash (income)/expense	—		(3,074	)(2)	1,926	(3)	(3,074	)(2)
Less: Effective interest income from mortgage loans	(1,481)		(1,438)		(5,842)		(5,703)
Less: Deferred income from unconsolidated joint ventures	—		(15)		(18)		(108)
Net non-cash income	(2,266)		(5,007)		(8,036)		(16,343)

Non-cash expense:
Add: Non-cash compensation charges	1,627		1,486		6,565		5,870
Add: Non-cash interest related to earn-out liabilities	—		—		—		377
Less: Capitalized interest	(167)		(398)		(608)		(1,248)
Net non-cash expense	1,460		1,088		5,957		4,999

Funds available for distribution (FAD)	31,590		28,138		$120,666		$109,885

Less: Non-recurring income	(2,111	)(1)	—		(3,461	)(4)	—
Funds available for distribution (FAD), excluding non-recurring items	$29,479		$28,138		$117,205		$109,885

(1)   Represents a net gain from property insurance proceeds related to a property that was sold during the fourth quarter of 2019.

(2)   Represents net write-off of a contingent lease incentive and related earn-out liability.

(3)   Represents the write-off of straight-line rent due to a lease termination and transition of two senior housing communities to a new operator.

(4)   Represents deferred rent repayment from an operator and (1) above.

(5)   Represents (3) and (4) above.

NAREIT Basic FFO attributable to common stockholders per share	$0.82	$0.81	$3.10	$3.07
NAREIT Diluted FFO attributable to common stockholders per share	$0.81	$0.81	$3.08	$3.06

NAREIT Diluted FFO attributable to common stockholders	$32,489	$32,178	$123,136	$121,854
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,939	39,864	39,921	39,839

Diluted FFO attributable to common stockholders, excluding non-recurring items	$30,378	$29,104	$121,601	$118,780
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,939	39,864	39,921	39,839

Diluted FAD, excluding non-recurring items	$29,572	$28,259	$117,596	$110,510
Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	39,939	39,864	39,921	39,839

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	December 31, 2019		December 31, 2018
	(audited)		(audited)
ASSETS
Investments:
Land	$126,703		$125,358
Buildings and improvements	1,295,899		1,290,352
Accumulated depreciation and amortization	(312,642)		(312,959)
Operating real estate property, net	1,109,960		1,102,751
Properties held-for-sale, net of accumulated depreciation: 2019—$35,113; 2018—$1,916	26,856		3,830
Real property investments, net	1,136,816		1,106,581
Mortgage loans receivable, net of loan loss reserve: 2019—$2,560; 2018—$2,447	254,099		242,939
Real estate investments, net	1,390,915		1,349,520
Notes receivable, net of loan loss reserve: 2019—$181; 2018—$128	17,927		12,715
Investments in unconsolidated joint ventures	19,003		30,615
Investments, net	1,427,845		1,392,850

Other assets:
Cash and cash equivalents	4,244		2,656
Restricted cash	—		2,108
Debt issue costs related to bank borrowings	2,164		2,989
Interest receivable	26,586		20,732
Straight-line rent receivable, net of allowance for doubtful accounts: 2019—$0; 2018—$746	45,703	(1)	73,857
Lease incentives	2,552	(1)	14,443
Prepaid expenses and other assets	5,115	(2)	3,985
Total assets	$1,514,209		$1,513,620

LIABILITIES
Bank borrowings	$93,900		$112,000
Senior unsecured notes, net of debt issue costs: 2019—$812; 2018—$938	599,488		533,029
Accrued interest	4,983		4,180
Accrued expenses and other liabilities	30,412	(2)	31,440
Total liabilities	728,783		680,649

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2019—39,752; 2018—39,657	398		397
Capital in excess of par value	867,346		862,712
Cumulative net income	1,293,482		1,255,764
Cumulative distributions	(1,384,283)		(1,293,383)
Total LTC Properties, Inc. stockholders’ equity	776,943		825,490
Non-controlling interests	8,483		7,481
Total equity	785,426		832,971
Total liabilities and equity	$1,514,209		$1,513,620

(1)	Decrease due to impact of newly adopted ASC 842. See Item 8. FINANCIAL STATEMENTS—Note 2. Summary of Significant Accounting Policies. in our Annual Report on Form 10-K for the year ended December 31, 2019 for further discussion.

(2)	Includes $1,287 right of use asset/lease liability due to the impact of newly adopted ASC 842. See Item 8. FINANCIAL STATEMENTS—Note 2. Summary of Significant Accounting Policies. in our Annual Report on Form 10-K for the year ended December 31, 2019 for further discussion.